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                                                                    Exhibit 21.1


                               CALPINE CORPORATION

                              LIST OF SUBSIDIARIES




Anderson Springs Energy Company
Bellingham Cogen, Inc.
Biogas Assets, Inc.
Biogas Development, Inc.
Calpine Power Services Company
Calpine Power Company
Calpine Project Investments, Inc.
Calpine Parlin Cogen, Inc.
Calpine Operating Plant Services, Inc.
Calpine Puma, Inc.
Calpine Philadelphia Cogen, Inc.
Calpine Agnews, Inc.
Calpine Thermal Power, Inc.
Calpine Vapor, Inc.
Calpine Sumas, Inc.
Calpine Sonoma, Inc.
Calpine Siskiyou Geothermal Partners, L.P.
Calpine Newark Cogen, Inc.
Calpine Securities Company, L.P.
Calpine Geysers Company, L.P.
Calpine Grays Ferry Cogen, Inc.
Calpine Fuels Corporation
Calpine Coso Development Company, Inc.
Calpine Monterey Cogeneraion, Inc.
Calpine Canadian Gas, Ltd.
Calpine Greenleaf Corporation
Calpine Artesia Cogen, Inc.
Calpine King City Cogen, Inc.
Calpine Hunters Point, L.P.
Calpine King City 2, Inc.
Calpine Jersey Cogen, Inc.
Calpine King City 1, Inc.
Calpine King City, LLC
Calpine Gilroy Cogen, L.P.
Calpine Gilroy 1, Inc.
Calpine Gilroy 2, Inc.
CGL Two Corporation
CGL One Corporation
Cloverdale Geothermal Partners, L.P.


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Geothermal Energy Partners, L.P.
Greenleaf Unit One Associates, Inc.
Greenleaf Unit One Associates, a California Limited Partnership
Greenleaf Unit Two Associates, Inc.
Healdsburg Energy Company, L.P.
Modoc Power, Inc.
Mount Hoffman Geothermal Company, L.P.
Northwest Cogeneration, Inc.
OES, Inc.
Portsmouth Leasing Corporation
Santa Rosa Energy Company
Sonoma Geothermal Partners, L.P.
Sutter Dryers, Inc.
Thermal Power Company
Whatcom Cogeneration Partners L.P.




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